EXHIBIT 99.1
Oblong Announces Financial Results for Fourth Quarter and Full Year 2021

–Revenue related to our Mezzanine™ products increased 24% sequentially from Q3 to Q4 2021 driven by a significant order from a global Aerospace and Defense Company

March 29, 2022 -- (BUSINESS WIRE) Oblong, Inc. (Nasdaq: OBLG) (“Oblong” or the “Company”), the award-winning maker of multi-stream collaboration solutions, today reported financial results for the fourth quarter and full year ending December 31, 2021.

•The Company’s total revenue increased 10% sequentially to $2.0 million for the fourth quarter of 2021 versus $1.8 million for the third quarter of 2021.

•Revenue related to our Mezzanine™ collaboration suite of products increased 24% sequentially to $1.0 million for the fourth quarter of 2021 versus $0.8 million for the third quarter of 2021.

•As of December 31, 2021, the Company had $9.0 million of cash and no debt.

“While the global pandemic has had a material effect on demand for our products over the last two years, it appears many of our longtime customers are now gradually re-opening their office environments and, in parallel, re-engaging in commercial discussions to upgrade their collaboration spaces. While Q4 revenue was driven largely by a full suite sale to one of our global clients, we believe their scale of deployment, and use case in combination with AR/VR systems, will become increasingly relevant in the future. Although the ongoing global effects of COVID-19 remain uncertain, workplaces are opening and being re-designed with next generation collaboration technologies and hybrid work at the forefront. It’s been a challenging few years but, we believe there is now a light at the end of this long tunnel as we all adapt to a new way of working,” commented Pete Holst, President and CEO of Oblong.

•Net loss of $2.7 million for the fourth quarter of 2021, compared to net income of $1.2 million for the fourth quarter of 2020. During the fourth quarter of 2020, the Company recorded a non-cash gain on extinguishment of debt of $3.1 million.

•Adjusted EBITDA (“AEBITDA”) loss of $2.1 million for the fourth quarter of 2021, compared to an AEBITDA loss of $0.4 million for the fourth quarter of 2020. AEBITDA loss is a non-GAAP financial measure. See “Non-GAAP Financial Information” below for additional information regarding this non-GAAP financial measure, and “GAAP to

EXHIBIT 99.1
Non-GAAP Reconciliation” for a reconciliation of this non-GAAP financial measure to net income (loss).

•The Company’s total revenue was $2.0 million for the fourth quarter of 2021 versus $3.9 million for the fourth quarter of 2020.

Non-GAAP Financial Information

Adjusted EBITDA (“AEBITDA”) loss, a non-GAAP financial measure, is defined as net income (loss) before depreciation and amortization, stock-based compensation and expense, impairment charges, gain on extinguishment of debt, severance, income tax expense, and interest and other (income) expense, net. AEBITDA loss is not intended to replace operating loss, net income (loss), cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Rather, AEBITDA loss is an important measure used by management to assess the operating performance of the Company and to compare such performance between periods. AEBITDA loss as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Therefore, AEBITDA loss should be considered in conjunction with net income (loss) and other performance measures prepared in accordance with GAAP, such as operating loss or cash flow used in operating activities, and should not be considered in isolation or as a substitute for GAAP measures, such as net income (loss), operating loss or any other GAAP measure of liquidity or financial performance. A GAAP to non-GAAP reconciliation of net income (loss) to AEBITDA loss is shown under “GAAP to Non-GAAP Reconciliation” later in this release.

About Oblong, Inc.

Oblong (Nasdaq:OBLG) provides innovative and patented technologies that change the way people work, create, and communicate. Oblong’s flagship product Mezzanine™ is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 enterprise customers and is a Cisco Solutions Plus integration partner. For more information, visit Oblong’s website, Twitter and Facebook pages.

EXHIBIT 99.1

Forward-looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to (i) the Company’s potential future growth and financial performance, (ii) the success of its products and services, (iii) relationships with distribution partners and customers, and (iv) the redesign of office environments. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2021 and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact
David Clark
investors@oblong.com
(213) 683-8863 ext 2205

EXHIBIT 99.1
OBLONG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$8,939	$5,058
Current portion of restricted cash	61	158
Accounts receivable, net	849	3,166
Inventory	1,821	920
Prepaid expenses and other current assets	1,081	691
Total current assets	12,751	9,993
Property and equipment, net	159	573
Goodwill	7,367	7,367
Intangibles, net	7,562	10,140
Operating lease - right of use asset, net	659	903
Other assets	109	167
Total assets	$28,607	$29,143
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt, net of discount	$—	$2,014
Accounts payable	259	313
Current portion deferred revenue	783	1,217
Accrued expenses and other liabilities	959	1,201
Current portion of operating lease liabilities	492	830
Total current liabilities	2,493	5,575
Long-term liabilities:
Long-term debt, net of current portion and net of discount	—	403
Operating lease liabilities, net of current portion	236	602
Deferred revenue, net of current portion	381	506
Total long-term liabilities	617	1,511
Total liabilities	3,110	7,086
Total stockholders’ equity	25,497	22,057
Total liabilities and stockholders’ equity	$28,607	$29,143

EXHIBIT 99.1
OBLONG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$1,973	$3,923	$7,739	$15,333
Cost of revenue (exclusive of depreciation and amortization)	1,254	1,611	5,021	7,280
Gross profit	719	2,312	2,718	8,053
Operating expenses:
Research and development	929	649	2,913	3,711
Sales and marketing	658	670	2,195	3,392
General and administrative	1,285	1,549	6,363	6,724
Impairment charges	3	492	305	1,150
Depreciation and amortization	638	749	2,736	3,140
Total operating expenses	3,513	4,109	14,512	18,117
Loss from operations	(2,794)	(1,797)	(11,794)	(10,064)
Interest and other expense (income), net	6	39	(205)	371
Gain on extinguishment of debt	—	(3,117)	(2,448)	(3,117)
Net income (loss) before taxes	(2,800)	1,281	(9,141)	(7,318)
Income tax (benefit) expense	(90)	103	(90)	103
Net income (loss)	(2,710)	1,178	(9,051)	(7,421)

GAAP to Non-GAAP Reconciliation:

Net income (loss)	$(2,710)	$1,178	$(9,051)	$(7,421)
Depreciation and amortization	638	749	2,736	3,140
Interest and other expense (income), net	6	39	(205)	371
Income tax (benefit) expense	(90)	103	(90)	103
Impairment charges	3	492	305	1,150
Gain on extinguishment of debt	—	(3,117)	(2,448)	(3,117)
Severance	—	—	67	536
Stock-based compensation and expense	62	109	987	198
Adjusted EBITDA Loss	$(2,091)	$(447)	$(7,699)	$(5,040)